Exhibit 704.01.01

026122

COMMON STOCK

NUMBER

AP

COMMON STOCK

SHARES

ACCESS PLANS USA

INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

ACCESS PLANS USA, INC.

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 00433N 10 6

This certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

ACCESS PLANS USA, INC.

(hereinafter referred to as the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be held subject to the provisions of the laws of the State of Oklahoma and all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file at the office of the Corporation), to all of which the holder, by acceptance hereof, assents.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

ACCESS PLANS USA, INC. CORPORATE SEAL OKLAHOMA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
UMB Bank, n.a.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

STOCK CERTIFICATE
CUSIP: 00433N 10 6

ACCESS PLANS USA, INC.
     The Corporation is authorized to issue more than one class of stock and more than one series of preferred stock. The Corporation will furnish upon request and without charge a full statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock authorized to be issued by it, and the variations in the relative rights and preferences between the shares of each series of any preferred class so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any preferred class. Such request may be made to the Secretary of the Corporation, or to the Transfer Agent.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-			Custodian

		(Cust)		(Minor)
Under Uniform Gifts to Minors
Act

(State)
UNIF TRNFR MIN ACT-			Custodian

		(Cust)		(Minor)
Under Uniform Transfers to Minors
Act

(State)

Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                      hereby sell, assign and transfer unto

PLEASE lNSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact

to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.